Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Boise Cascade Company (the "Company") derived the following unaudited pro forma financial data by applying pro forma adjustments to its unaudited balance sheet as of June 30, 2013 and the audited statement of operations for the year ended December 31, 2012 and its unaudited statement of operations for the six months ended June 30, 2013.
The unaudited pro forma condensed combined balance sheet at June 30, 2013, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012 and the six months ended June 30, 2013, give effect to the following transactions as if each had occurred on June 30, 2013 for balance sheet purposes and on January 1, 2012 for statements of operations purposes:

1.	Common Stock Repurchase
On July 30, 2013, the Company repurchased 3,864,062 shares of its common stock from Boise Cascade Holdings, L.L.C. (“BC Holdings”) for approximately $100.0 million.

2.	Senior Notes Issuance
On August 15, 2013, the Company completed the sale of $50.0 million aggregate principal amount of 6 3/8 % senior notes due 2020 at an issue price of 103.5% of the principal amount of the notes, plus accrued interest from May 1, 2013. The notes were sold to the initial purchasers thereof for resale to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S of the Securities Act of 1933, as amended.

3.	Acquisition of Wood Resources LLC Southeast Operations
On September 30, 2013, the Company completed the purchase of the Wood Resources LLC Southeast Operations for $102.0 million in cash (subject to working capital adjustment). These operations were acquired through the acquisition of 100% of the equity interests of Chester Wood Products LLC and Moncure Plywood LLC.
The unaudited pro forma adjustments are based on available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial information was prepared on a basis consistent with that used in preparing the Company's audited consolidated financial statements and includes all adjustments, consisting of normal and recurring items, that the Company considers necessary for a fair presentation of its financial position and results of operations for the unaudited periods.
The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of Wood Resources LLC Southeast Operations, including the notes thereto, which are included as Exhibit 99.2 to this Current Report on Form 8-K, as well as in conjunction with the Company's historical consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Company's Quarterly Report on Form 10-Q for the six months ended June 30, 2013.
The unaudited pro forma condensed combined financial information is for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the transactions described above been completed on the dates indicated and should not be taken as representative of the Company's future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial information does not give effect to any potential cost savings or other operational efficiencies that could result from the acquisition of Chester Wood Products LLC and Moncure Plywood LLC. In addition, the preliminary estimated allocation of the related purchase price to the assets and liabilities acquired was based on Wood Resources LLC Southeast Operations historical financial statements and Boise Cascade's estimates based on available information and certain assumptions that the Company believes are reasonable. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined financial information in this Current Report on Form 8-K. Additionally, subsequent to the completion of the Acquisition, the Company will further review Wood Products LLC Southeast Operations accounting policies for conformity with accounting policies adopted by the Company. At this time, the Company is not aware of any differences that would have a material impact on the combined financial statements.

Boise Cascade Company Unaudited Pro Forma Condensed Combined Balance Sheet As of June 30, 2013

		Pro Forma Adjustments				Pro Forma Adjustments
	June 30, 2013 (Historical)	Stock Repurchase and Notes Offering		Pro Forma for Stock Repurchase and Notes Offering	Wood Resources LLC SE Operations as of June 30, 2013 (Historical)	Wood Resources LLC SE Operations Acquisition		Pro Forma Combined
	(thousands)
ASSETS
Current
Cash and cash equivalents	$232,667	$(100,000)	(a)	$183,392	$—	$25,000	(d)	$106,392
		51,750	(b)			(102,000)	(e)
		(1,025)	(c)
Receivables	212,768	—		212,768	6,371	(120)	(f)	219,019
Inventories	368,350	—		368,350	6,941	400	(g)	375,691
Deferred income taxes	19,749	—		19,749	—	—		19,749
Prepaid expenses and other	11,851	—		11,851	304	—		12,155
Total current assets	845,385	(49,275)		796,110	13,616	(76,720)		733,006

Property and equipment, net	261,309	—		261,309	10,461	74,500	(h)	346,270
Timber deposits	7,267	—		7,267	—	—		7,267
Deferred financing costs	7,279	1,025	(c)	8,304	—	—		8,304
Goodwill	12,170	—		12,170	—	8,222	(i)	20,392
Intangible assets, net	8,900	—		8,900	—	2,000	(i)	10,900
Deferred income taxes	44,819	—		44,819	—	—		44,819
Other assets	7,486	—		7,486	—	—		7,486
Total Assets	$1,194,615	$(48,250)		$1,146,365	$24,077	$8,002		$1,178,444

See accompanying notes to unaudited pro forma condensed combined financial information.

Boise Cascade Company Unaudited Pro Forma Condensed Combined Balance Sheet (continued) As of June 30, 2013

		Pro Forma Adjustments				Pro Forma Adjustments
	June 30, 2013 (Historical)	Stock Repurchase and Notes Offering		Pro Forma for Stock Repurchase and Notes Offering	Wood Resources LLC SE Operations as of June 30, 2013 (Historical)	Wood Resources LLC SE Operations Acquisition		Pro Forma Combined
	(thousands)
LIABILITIES AND STOCKHOLERS' EQUITY
Current
Accounts payable
Trade	$195,206	$—		$195,206	$4,693	$(120)	(f)	$199,779
Related parties	1,957	—		1,957	—	—		1,957
Book overdraft	—	—		—	2,290	(2,290)	(j)	—
Accrued liabilities
Compensation and benefits	42,039	—		42,039	1,542	—		43,581
Interest payable	2,745	—		2,745	—	—		2,745
Other	30,875	—		30,875	955	—		31,830
	272,822	—		272,822	9,480	(2,410)		279,892

Debt
Long-term debt	250,000	51,750	(b)	301,750	—	25,000	(d)	326,750

Other
Compensation and benefits	195,384	—		195,384	—	—		195,384
Other long-term liabilities	14,447	—		14,447	9	—		14,456
	209,831	—		209,831	9	—		209,840

Stockholders' Equity
Preferred stock	—	—		—	—	—		—
Common stock	432	—		432	—	—		432
Additional paid-in capital	494,908	—		494,908	—	—		494,908
Treasury stock	—	(100,000)	(a)	(100,000)	—	—		(100,000)
Accumulated other comprehensive loss	(118,395)	—		(118,395)	—	—		(118,395)
Retained earnings	85,017	—		85,017	—	—		85,017
Parent equity	—	—		—	14,588	2,290	(j)	—
						(16,878)	(k)
Total stockholders' equity	461,962	(100,000)		361,962	14,588	(14,588)		361,962
Total liabilities and stockholders' equity	$1,194,615	$(48,250)		$1,146,365	$24,077	$8,002		$1,178,444

See accompanying notes to unaudited pro forma condensed combined financial information.

Boise Cascade Company Unaudited Pro Forma Condensed Combined Statement of Operations For the Year Ended December 31, 2012

		Pro Forma Adjustments				Pro Forma Adjustments
	Year Ended December 31, 2012 (Historical)	Stock Repurchase and Notes Offering		Pro Forma for Stock Repurchase and Notes Offering	Wood Resources LLC SE Operations for the Year Ended December 31, 2012 (Historical)	Wood Resources LLC SE Operations Acquisition		Pro Forma Combined
	(thousands, except per share data)
Sales	$2,779,062	$—		$2,779,062	$131,090	$(4,772)	(q)	$2,905,380

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	2,403,445	—		2,403,445	105,477	(4,636)	(q)	2,504,286
Depreciation and amortization	33,407	—		33,407	3,234	6,733	(r)	43,474
						100	(s)
Selling, general, and administrative expenses	279,079	—		279,079	6,663	—		285,742
	2,715,931	—		2,715,931	115,374	2,197		2,833,502

Income (loss) from operations	63,131	—		63,131	15,716	(6,969)		71,878

Foreign exchange gain	37	—		37	—	—		37
Interest expense	(21,757)	(2,948)	(m)	(24,845)	—	(500)	(t)	(25,345)
		(140)	(n)
Interest income	392	—		392	—	—		392
	(21,328)	(3,088)		(24,416)	—	(500)		(24,916)

Income (loss) before income taxes	41,803	(3,088)		38,715	15,716	(7,469)		46,962
Income tax benefit (provision)	(307)	1,189	(o)	882	—	2,875	(o)	(2,294)
						(6,051)	(u)
Net income (loss)	$41,496	$(1,899)		$39,597	$15,716	$(10,645)		$44,668

Weighted average shares outstanding:
Basic and diluted	29,700	(3,864)	(p)	25,836	—	—		25,836

Net income (loss) per common share:
Basic and diluted	$1.40			$1.53				$1.73

See accompanying notes to unaudited pro forma condensed combined financial information.

Boise Cascade Company Unaudited Pro Forma Condensed Combined Statement of Operations For the Six Months Ended June 30, 2013

			Pro Forma Adjustments				Pro Forma Adjustments
	Six Months Ended June 30, 2013 (Historical)		Stock Repurchase and Notes Offering		Pro Forma for Stock Repurchase and Notes Offering	Wood Resources LLC SE Operations for the Six Months Ended June 30, 2013 (Historical)	Wood Resources LLC SE Operations Acquisition		Pro Forma Combined
	(thousands, except per share data)
Sales	$1,597,173		$—		$1,597,173	$75,652	$(2,458)	(q)	$1,670,367

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	1,395,843		—		1,395,843	57,462	(2,369)	(q)	1,450,936
Depreciation and amortization	17,243		—		17,243	1,666	3,366	(r)	22,325
							50	(s)
Selling, general, and administrative expenses	137,230		—		137,230	3,770	—		141,000
	1,550,316		—		1,550,316	62,898	1,047		1,614,261

Income (loss) from operations	46,857		—		46,857	12,754	(3,505)		56,106

Foreign exchange loss	(371)		—		(371)	—	—		(371)
Interest expense	(9,672)		(1,474)	(m)	(11,216)	—	(250)	(t)	(11,466)
			(70)	(n)
Interest income	124		—		124	47	—		171
	(9,919)		(1,544)		(11,463)	47	(250)		(11,666)

Income (loss) before income taxes	36,938		(1,544)		35,394	12,801	(3,755)		44,440
Income tax benefit (provision)	54,310	(l)	595	(o)	54,905	—	1,446	(o)	51,423
							(4,928)	(u)
Net income (loss)	$91,248		$(949)		$90,299	$12,801	$(7,237)		$95,863

Weighted average common shares outstanding:
Basic	40,415		(3,864)	(p)	36,551	—	—		36,551
Diluted	40,417		(3,864)	(p)	36,553	—	—		36,553
Net income per common share:
Basic	$2.26				$2.47				$2.62
Diluted	$2.26				$2.47				$2.62
See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
On July 19, 2013, the Company and the Company's wholly-owned subsidiary, Boise Cascade Wood Products, L.L.C. entered into a Limited Liability Company Interest Purchase Agreement (the "Purchase Agreement") to acquire all of the equity interests in the Wood Resources LLC Southeast Operations for an aggregate purchase price of $102.0 million, which is subject to adjustment based on Wood Resources LLC Southeast Operation's net working capital at the closing date of the Acquisition in accordance with terms of the Purchase Agreement. The Company financed the Acquisition with cash on hand and a $25.0 million draw under its revolving credit facility. Upon completion of the Acquisition, the Company accounted for the Acquisition as a purchase in accordance with accounting principles generally accepted in the United States of America. Under the purchase method the Company will record the assets and liabilities of the Southeast Operations at their respective fair values as of the Acquisition date.
2. Pro Forma Adjustments
The following notes relate to the unaudited pro forma condensed combined balance sheet:

(a)	To record the repurchase of 3,864,062 shares of common stock from BC Holdings on July 30, 2013.

(b)	To record the issuance of $50.0 million of senior notes on August 15, 2013, at an issue price of 103.5% of the principal amount. Excludes the receipt of $0.9 million of accrued interest on the notes.

(c)	To record capitalized fees and expenses associated with the senior notes offering.

(d)	To record a $25.0 million borrowing on the Company's revolving credit facility to finance a portion of the acquisition purchase price.

(e)	To record the $102.0 million acquisition consideration paid from cash on hand and with $25.0 million of borrowings under the Company's revolving credit facility.

(f)	To record the elimination of intercompany receivables and payables between Boise Cascade and Wood Resources LLC Southeast Operations.

(g)	To record the preliminary fair value adjustment for the Wood Resources LLC Southeast Operations inventory.

(h)	To record the preliminary fair value adjustment for the Wood Resources LLC Southeast Operations property and equipment.

(i)	To record preliminary estimated goodwill and intangibles related to the Wood Resources LLC Southeast Operations acquisition.

(j)
To record the elimination of the Wood Resources LLC Southeast Operations book overdraft. Wood Resources LLC Southeast Operations parent entity processed all cash receipts and disbursements for its Southeast Operations with offsetting entries to parent equity.

(k)	To record the elimination of parent equity in Wood Resources LLC Southeast Operations.

The following notes relate to the unaudited pro forma condensed combined statements of operations:

(l)
The six months ended June 30, 2013 includes a $68.7 million income tax benefit associated with the recording of net deferred tax assets upon the Company's conversion to a corporation in connection with its initial public offering.

(m)	To record interest expense, net of debt issue premium amortization, on the $50.0 million of senior notes issued on August 15, 2013.

(n)	To record deferred financing cost amortization on the $50.0 million of senior notes.

(o)	To record the tax effect of the pro forma adjustments that are deductible based upon a combined statutory federal and state tax rate of 38.5%.

(p)	To record the repurchase of 3,864,062 shares of Boise Cascade common stock from BC Holdings for approximately $100.0 million on July 30, 2013.

(q)	To record the elimination of sales between Boise Cascade and Wood Resources LLC Southeast Operations.

(r)
To record additional depreciation resulting from the preliminary adjustment of Wood Resources LLC Southeast Operations property and equipment to estimated fair value based on a preliminary estimated average useful life of 11 years.

(s)	To record additional amortization expense resulting from the recording of intangible assets from the Acquisition based on a preliminary estimated average useful life of 20 years.

(t)
To record interest expense, at an assumed borrowing rate of 2.0%, on $25.0 million of borrowings under the Company's revolving credit facility used to finance a portion of the Acquisition purchase price.

(u)
To record tax provision on the historical financial results of Wood Resources LLC Southeast Operations based upon a combined statutory federal and state tax rate of 38.5%. Both Chester Wood Products LLC and Moncure Plywood LLC were organized as limited liability companies and were therefore not subject to entity-level federal or state income taxation historically.